EXHIBIT 3

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                              GENERAL DEVICES, INC.

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Pursuant to Section 242 of the General Corporation Law of the State of Delaware

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General Devices,  Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

FIRST: Resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and directing that said amendment be considered by the stockholders of the Corporation entitled to vote thereon were duly adopted at a meeting of the Board of Directors of the Corporation held on November 16, 2006.

SECOND:  Thereafter,   said  amendment  was  approved  in  accordance  with  the
provisions of Section 228 of the General Corporation Law of the State of Delaware by the written consent of a majority of the stockholders of the Corporation entitled to vote thereon (being the holders of the Corporation's Common Stock) and notice to the stockholders eligible to vote, but who did not consent in writing, was delivered as required by Section 228(d).

THIRD: Said amendment would amend the Certificate of Incorporation of the Corporation by changing the name of the Corporation as set forth in ARTICLE FIRST to:

                           "ADUROMED INDUSTRIES, INC."

FOURTH:  Said  amendment was duly adopted in accordance  with the  provisions of
Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed on the 29th day of January, 2007 and the undersigned does hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by him and are true and correct.

GENERAL DEVICES, INC.

/s/ Damien R. Tanaka
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Damien R. Tanaka, Chief Executive Officer